PRICING SUPPLEMENT NO. 7                                          Rule 424(b)(3)
DATED: October 27, 1998                                       File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:                 Floating Rate Notes        Book Entry Notes
$50,000,000                       [x]                        [x]
Original Issue Date:              Fixed Rate Notes           Certificated Notes
October 27, 1998                  [_]                        [_]

Maturity Date:
October 27, 1999
Option to Extend Maturity:        No  [x]
                                  Yes [_]   Final Maturity Date:


                                                 Optional              Optional
                         Redemption              Repayment             Repayment
Redeemable On            Price(s)                Date(s)               Price(s)
-------------            --------                -------               --------
N/A                      N/A                     N/A                   N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly

[_]       CMT Rate

Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): +0.04%

----------------------------------------------



NYFS04...:\25\22625\0123\2041\AAA0278L.080
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*     1/27/99, 4/27/99 and 7/27/99.

**    1/27/99, 4/27/99, 7/27/99 and 10/27/99.

***   The three-month LIBOR rate on October 23, 1998 plus 40 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.












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